Exhibit 10.1

STOCK PURCHASE AGREEMENT

by and among

MICHAEL W. HOPKINS,

FREDERICK A. HUTTNER,

SHERYL HUTTNER,

HUTTNER 1999 PARTNERSHIP LTD.,

RICHARD A. PISKE, III, and

ROBERT G. WONISH, as the Sellers

and

LARRY M. WRIGHT, as the Purchaser

Dated as of May 27, 2008

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is dated as of May 27, 2008, by and among Michael W. Hopkins, Frederick A. Huttner, Sheryl Huttner, Huttner 1999 Partnership Ltd., a [    ] limited partnership, Richard A. Piske, III, and Robert G. Wonish (each, a “Seller”, and collectively, the “Sellers”); and Larry M. Wright (the “Purchaser”).  The Company, the Sellers and the Purchaser are collectively referred to herein as the “Parties” and individually as a “Party”.

RECITALS

WHEREAS, the Sellers collectively own approximately 45% of the issued and outstanding common stock, par value $0.001 per share (the “Common Stock”), of Stratum Holdings, Inc., a Nevada corporation (the “Company”); and

WHEREAS, the Purchaser desires to purchase from the Sellers a total of 11,837,857 of the shares of Common Stock owned by the Sellers on the date hereof.

NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1
THE TRANSACTION; AGGREGATE PURCHASE PRICE

1.1           The Transaction.   At the Closing (as defined in Section 2.1), subject to the terms and conditions of this Agreement, each Seller shall:

(a)           cause good and marketable title to the shares of Common Stock set forth next to such Seller’s name on Exhibit A (the “Shares”) to be sold, assigned, transferred, delivered and conveyed to the Purchaser, free and clear of all restrictions on transfer (other than any restrictions under the Securities Act of 1933, as amended, and state securities laws), taxes, encumbrances, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands (collectively, “Liens”), and the Purchaser shall purchase and accept title to the Shares in accordance with the terms and conditions set forth herein;

(b)           surrender to the Company for cancellation the warrants and options exercisable for shares of Common Stock set forth next to such Seller’s name on Exhibit A (the “Warrants and Options”); and

(c)           cause the individuals identified on Schedule 1.1(c) to execute and deliver to the Purchaser and the Company letters resigning from their positions as directors, managers and/or officers of the Company and each of the direct and indirect subsidiaries identified on Schedule 1.1(c), effective as of the Closing Date.

1.2           Aggregate Purchase Price.

(a)           In consideration of his purchase of the Shares, the Purchaser shall pay to the Sellers at the Closing the aggregate amount of $887,839.28 (the “Aggregate Purchase Price”), which shall be paid (i) by the payment in cash of $591,892.85 (the “Cash Amount”) by confirmed wire transfer in immediately available funds to a bank account or accounts to be designated by the Sellers, and (ii) by delivery of promissory notes in the aggregate original principal amount of $295,946.43 (the “Note Amount”), bearing no interest and providing for the payment of the Note Amount in full no later than December 31, 2008 (each, a “Note”, and collectively, the “Notes”).

(b)           The portion of the Aggregate Purchase Price to be paid to each Seller at the Closing (including each Seller’s portion of the Cash Amount and the Note Amount) is set forth opposite the name of such Seller on Exhibit B.

ARTICLE 2
CLOSING; CONDITIONS TO CLOSING

2.1           Closing.  The closing of the transactions set forth herein (the “Closing”) shall take place at the offices of Haynes and Boone, LLP, located at 1221 McKinney Street, Suite 2100, Houston, Texas 77010, or at such other place as the Parties may agree, contemporaneously with the signing of this Agreement by all of the Parties.  The date of the Closing shall be referred to herein as the “Closing Date”.

2.2           Conditions to Closing.  The obligations of the Parties to effect the transactions contemplated by this Agreement are subject to the satisfaction or waiver of following conditions:

(a)           The Board of Directors of the Company shall have appointed the Purchaser as the President and Chief Executive Officer of the Company;

(b)           The Sellers’ delivery to the Purchaser of the following:

(i)            the Resignation Letters, duly executed by the individuals identified on Schedule 1.1(c);

(ii)           certificates representing the Shares, duly endorsed or accompanied by duly executed stock powers; and

(iii)          the Warrants and Options;

(c)           The Purchaser’s delivery to the Sellers of the following:

(i)            the Cash Amount of the Aggregate Purchase Price, by wire transfer of immediately available funds to a bank account or accounts to be designated by the Sellers; and

(ii)           the Notes representing the Note Amount of the Aggregate Purchase Price, duly executed by the Purchaser; and

(d)           The Company’s delivery to the Purchaser of a certificate representing the Purchaser’s ownership of the Shares as of the Closing Date, duly executed by the Company.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each Seller hereby represents and warrants to the Purchaser as follows:

3.1           Power and Authority.  Such Seller has all requisite legal power and authority to execute and deliver this Agreement and all ancillary agreements and instruments pursuant thereto to which it is a party (collectively, the “Transaction Documents”), and to carry out and perform his, her or its obligations thereunder.

3.2           Enforceability.  The Transaction Documents to which such Seller is a party constitute, or upon execution shall constitute, valid and binding agreements of such Seller, enforceable against such Seller in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights or by general principles of equity.

3.3           Title to Shares.  Such Seller is the record and beneficial owner of and has good and marketable title to all of the Shares set forth opposite his name in Exhibit A to this Agreement, free and clear of all Liens.  The Shares set forth opposite such Seller’s name on Exhibit A represent all of the shares of Common Stock owned by such Seller as of the date of this Agreement, except for the 100,000 shares of Common Stock being retained by Richard A. Piske, III.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Sellers as follows:

4.1           Power and Authority.  The Purchaser has all requisite legal power and authority to execute and deliver the Transaction Documents to which he is a party, and to carry out and perform his obligations thereunder.

4.2           Enforceability.  The Transaction Documents to which the Purchaser is a party, constitute, or upon his execution shall constitute, valid and binding agreements of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights or by general principles of equity.

ARTICLE 5
PLEDGE OF SHARES

5.1           Pledge of Shares.  As security for the performance of his obligations under the Notes (including the payment of the Note Amount), the Purchaser hereby grants to each Seller a security interest in and pledge of 33 1/3 % of the Shares (which total 3,945,558 shares of Common

Stock) purchased from such Seller pursuant to the terms and conditions of this Agreement (such Shares, and any shares of capital stock or other securities of the Company issued in exchange therefor or replacement thereof are collectively referred to as the “Pledged Shares”), and hereby assigns, transfers and sets over to such Seller all of the Purchaser’s right, title and interest in and to the Pledged Shares, to be held by such Seller as security for the payment of such Seller’s portion of the Note Amount.  The Purchaser hereby further assigns, transfers, sets over and grants to each Seller a security interest in and to all proceeds of the Pledged Shares.

5.2           Voting. Unless and until an Event of Default (as defined in the Notes) shall have occurred and be continuing, the Purchaser shall have the right to vote the Pledged Shares and to otherwise act with respect thereto.  All rights of the Purchaser to vote the Pledged Shares shall, without further action by any party, cease if an Event of Default shall occur.

5.3           Remedies.  Upon the occurrence of an Event of Default, the Sellers shall be entitled to exercise all of the rights, powers and remedies vested in them by this Agreement or the Notes and all rights, powers and remedies now or hereafter existing at law or in equity or by statute or otherwise for the protection and enforcement of their rights with respect to the Pledged Shares.

ARTICLE 6
COVENANT OF THE PURCHASER

Upon the receipt by the Company of (i) the net proceeds of the refunded portion of the workers’ compensation policy issued by AIG covering the employees of TradeStar Construction Services, Inc., resulting from the sale of substantially all of the assets of such subsidiary on October 26, 2007, and (ii) the release of the balance of $1,600,000 of the proceeds from the Company’s sale of all of its stock in Petroleum Engineers, Inc. on March 11, 2008, which is currently escrowed with U.S. Bank, National Association, the Purchaser covenants and agrees that he shall cause the Company to pay the principal amount and accrued interest due and owing by the Company to each holder of Unsecured Promissory Notes dated May 23, 2006.

ARTICLE 7
MISCELLANEOUS

7.1           Governing Law.  This Agreement shall be governed in all respects by the laws of the State of Texas without reference to its conflict of laws principles which might cause the application of the laws of another jurisdiction.

7.2           Public Announcements.  Any public announcement or similar publicity with respect to this Agreement or the transactions contemplated hereby shall be issued at such time and in such manner as the Purchaser and the Company shall jointly determine.

7.3           Entire Agreement; Amendment.  This Agreement (including the Exhibits and the Schedule referred to herein) and the Notes constitute the entire agreement of the Parties relating to the subject matter hereof, and all prior understandings, whether written or oral are superseded by this Agreement and the Notes, and all prior understandings, and all related agreements and understandings are terminated.  No amendment, modification or waiver of this Agreement will be effective unless made in writing and signed by the Party to be bound thereby.  No other course of dealing between or among any of the Parties or any delay in exercising any rights pursuant to this Agreement shall operate as a waiver of any rights of any Party.

7.4           Successors and Assigns.  All covenants and agreements set forth in this Agreement will bind and inure to the benefit of the heirs, executors, legal representatives, successors, and permitted assigns of the Parties.  No party may assign this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other Parties.

7.5           Notices.  All notices which either Party is required or may desire to serve upon any other Party shall be in writing and addressed to the Party at the address for such party set forth on Exhibit C, or at such other address as such Party shall have furnished to the other Parties in writing.  Any such notice may be served personally or by facsimile or other form of electronic communication, provided that written confirmation of receipt is immediately obtained or a hard copy is concurrently sent by commercially recognized overnight delivery service (such as Federal Express or DHL) or courier. Notice shall be deemed served upon personal delivery or three (3) business days following the date sent.

7.6           Delays or Omissions.  No delay or omission to exercise any right or power accruing to any Party hereto, upon any breach or default of the other Parties under this Agreement, shall impair any such right or power of such Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or any similar breach or default thereafter occurring.

7.7           Expenses.  Each Party shall bear his, her or its own expenses and legal fees with respect to this Agreement and the transactions contemplated hereby.

7.8           Counterparts.  This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the Parties, including by contemporaneous exchange of facsimile or electronic signatures thereof, and all of which counterparts together shall constitute one and the same agreement.

7.9           Dispute Resolution.  Any dispute or controversy arising out of, relating to, or in connection with this Agreement or any Transaction Document, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding arbitration to be held in Houston, Texas in accordance with the rules then in effect of the American Arbitration Association (the “Rules”).  The arbitrator(s) may grant injunctions or other relief in such dispute or controversy.  The decision of the arbitrator(s) will be final, conclusive and binding on the Parties to the arbitration.  Judgment may be entered on the arbitration decision in any court having jurisdiction.  The arbitrator(s) will apply Texas law to the merits of any dispute or claim, without reference to rules of conflicts of law.  The arbitration proceedings will be governed by federal arbitration law and by the Rules, without reference to state arbitration law.  The Parties hereby consent to the jurisdiction of the state and federal courts located in Houston, Texas for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the Parties are participants.

7.10         No Third Party Beneficiaries.  Except as otherwise expressly provided in this Agreement, no person which is not a Party will have any right or obligation pursuant to this Agreement.

7.11         Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

7.12         Severability.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties hereto as of the day and year first above written.

THE SELLERS:	THE PURCHASER:

Michael W. Hopkins	Larry M. Wright

/s/ Michael W. Hopkins	/s/ Larry M. Wright

Frederick A. Huttner

/s/ Frederick A. Huttner

Sheryl Huttner

/s/ Sheryl Huttner

Huttner 1999 Partnership Ltd.

By:
its general partner

By:	/s/ Frederick A. Huttner
Name: Frederick A. Huttner
Title:

Richard A. Piske, III

/s/ Richard A. Piske, III

Robert G. Wonish

/s/ Robert G. Wonish

Exhibit A

Shares, Warrants and Options

Seller	Shares	Warrants	No. of Options
Michael W. Hopkins	3,889,000	208,214	0
Frederick A. Huttner	100,000	15,000	0
Sheryl Huttner	262,500	0	0
Huttner 1999 Partnership Ltd.	2,687,500	0	0
Richard A. Piske, III	1,142,857	0	460,000
Robert G. Wonish	3,756,000	7,500	0
Totals	11,837,857	230,714	460,000

Exhibit B

Payment of Aggregate Purchase Price

Seller	Cash Amount	Note Amount	Pro Rata Portion of Aggregate Purchase Price
Michael W. Hopkins	$194,450.00	$97,225.00	$291,675.00
Frederick A. Huttner	$5,000.00	$2,500.00	$7,500.00
Sheryl Huttner	$13,125.00	$6,562.50	$19,687.50
Huttner 1999 Partnership Ltd.	$134,375.00	$67,187.50	$201,562.50
Richard A. Piske, III	$57,142.85	$28,571.43	$85,714.28
Robert G. Wonish	$187,800.00	$93,900.00	$281,700.00
Totals	$591,892.85	$295,946.43	$887,839.28

Exhibit C

Addresses for Notice

The Sellers:

Name	Address for Notice
Michael W. Hopkins	675 Bering Drive, Suite 250
Houston, Texas 77057
Tel: (713) 266-0010
Fax: (713) 972-1301

Frederick A. Huttner, Sheryl Huttner and Huttner 1999 Partnership Ltd.	P.O. Box 270990 Houston, Texas 77277
Tel: (970) 259-9505
Fax: (970) 375-2676

Richard A. Piske, III	143 Spa Drive
Annapolis, MD 21403
Tel: (410) 267-9067
Fax: (410) 267-9068

Robert G. Wonish	122 Longwood Drive
New Braunfels, Texas 78132
Tel: (713) 503-6447

The Purchaser:

Name	Address for Notice
Larry M. Wright	911 Creek Wood Way
Houston, Texas 77024
Tel: (713) 468-0383
Fax: (713) 464-8045

With a copy to:

Hirsch & Westheimer, P.C.
700 Louisiana, 25th Floor
Bank of America Center
Houston, Texas 77002-2728
Attention: Michael S. Wilk, Esq.
Tel: (713) 223-5181
Fax: (713) 223-9319

Schedule 1.1(c)

Resigning Officers and Directors

Stratum Holdings, Inc.

Name	Position Resigned
Michael W. Hopkins	Director
Frederick A Huttner	Director
Jesse Marion	Director
David B. Russell	Director

CYMRI, L.L.C.

Name	Position(s) Resigned
Michael W. Hopkins	Manager and Vice President - Development
Frederick A Huttner	Manager and Vice President
Jesse Marion	Manager

Triumph Energy, Inc.

Name	Position(s) Resigned
Frederick A. Huttner	Director
Robert G. Wonish	Director and President